EXHIBIT 99.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Douglas M. Pasquale, the Chief Executive Officer, of ARV Assisted Living, Inc., Managing General Partner of American Retirement Villas Properties II (“ARVP II”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)    the annual Form 10K of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    March 28, 2003

/s/ DOUGLAS M. PASQUALE
Douglas M. Pasquale Chief Executive Officer of ARV Assisted Living, Inc. Managing General Partner